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                                                                    EXHIBIT 23.3

                      CONSENT OF MEIJI SEIKA KAISHA, LTD.

     Light Sciences Oncology, Inc. has filed a Registration Statement on
Form S-1, File No. 333-133474 (together with any amendments or supplements thereto, the "Registration Statement") registering shares of common stock for issuance in its initial public offering. The "Clinical Trial Results" section of the Registration Statement includes a description summarizing clinical trials undertaken by Meiji Seika Kaisha, Ltd. using talaporfin sodium and a conventional laser in the treatment of early-stage bronchopulmonary cancer (the "Meiji Clinical Trials"), which description appears on page 61 of Amendment
No. 3 to the Registration Statement.

     Pursuant to Rule 436 of the Securities Act of 1933, as amended, the undersigned hereby consents to the inclusion of the description of the Meiji Clinical Trials in the Registration Statement.


                                     MEIJI SEIKA KAISHA, LTD.

                                     By:   /s/ Kiyoshi Ehara
                                           -----------------
                                           Kiyoshi Ehara

                                     Its:  Director,
                                           Planning & Administration Management,
                                           Pharmaceuticals

                                     Date: August, 25th, 2006